UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2026
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (408) 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, Synaptics Incorporated (the “Company,” “we” or “us”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on October 27, 2026. At the Annual Meeting, our stockholders approved an amendment and restatement of our Amended and Restated 2019 Equity and Incentive Compensation Plan that provides for an increase of 1,000,000 shares of our common stock authorized for issuance thereunder (as amended and restated, the “2019 Plan”). Our named executive officers are eligible to participate in the 2019 Plan. Our Board of Directors approved the 2019 Plan on July 28, 2026, subject to stockholder approval at the Annual Meeting. A summary of the material terms of the 2019 Plan is set forth under the caption “Proposal Three: Approval of the Amended and Restated 2019 Equity and Incentive Compensation Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2026. That summary and the above description of the 2019 Plan do not purport to be complete and are qualified in their entirety by reference to the 2019 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On October 27, 2026, we held our Annual Meeting. As of the close of business on the record date of August 28, 2026, there were 39,692,413 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of common stock present at the beginning of the Annual Meeting, in person or by proxy, was 36,136,854 or 91.04% of the shares outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the following proposals were submitted to a vote of our stockholders, with the final voting results indicated below:

Proposal One: Election of Directors. Our stockholders elected the following eight directors, each to serve until our Annual Meeting of Stockholders in 2027 or until their successors have been elected and qualified.

Director	For	Against	Abstain	Broker Non-Votes
Nelson C. Chan	30,089,297	409,392	28,571	5,609,594

Keith B. Geeslin	30,208,993	289,740	28,527	5,609,594

Susan J. Hardman	30,209,596	284,404	33,260	5,609,594

Patricia Kummrow	28,113,898	2,379,365	33,997	5,609,594

Vivie Lee	30,199,665	298,172	29,423	5,609,594

Venkatesh Nathamuni	30,428,903	65,103	33,254	5,609,594

Rahul Patel	30,341,244	157,819	28,197	5,609,594

James L. Whims	30,135,081	360,027	32,152	5,609,594

Proposal Two: Ratification of the Appointment of the Independent Auditor. Our stockholders ratified the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending June 27, 2026.

For	Against	Abstain	Broker Non-Votes
35,640,914	428,874	67,066	—

Proposal Three: Approval of the Amended and Restated 2019 Equity and Incentive Compensation Plan. Our stockholders voted to approve the 2019 Plan.

For	Against	Abstain	Broker Non-Votes
21,519,926	8,966,641	40,693	5,609,594

Proposal Four: Advisory Approval of the Compensation of Our Named Executive Officers. Our stockholders adopted a non-binding, advisory resolution approving the compensation of our named executive officers for fiscal year 2026.

For	Against	Abstain	Broker Non-Votes
29,665,399	804,283	57,578	5,609,594
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Synaptics Incorporated Amended and Restated 2019 Equity and Incentive Compensation Plan, effective October 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	October 29, 2026	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner SVP, Chief Legal Officer and Corporate Secretary